UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         _______________________________

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (date of earliest event reported): May 6, 2005



                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)



          Texas                      0-4690                      74-2126975
(State or other jurisdiction   (Commission file number       (I.R.S. employer
 of incorporation)                                           identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (512) 404-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 - Appointment of Principal Officers.

     The Board of Directors of Financial Industries Corporation ("FIC") has elected Michael P. Hydanus, 53, as Senior Vice President - Operations as of May 3, 2005.

     Mr. Hydanus has over 20 years of management experience in the life insurance and consulting industries. From February 2001 to the present, he served as an independent management consultant in the areas of corporate operations and information technology improvement. His consulting practice included clients such as a national health benefit organization, policy administration organization, and regional technology service organizations. He was Chief Operating Officer and Chief Information Officer of Security First Group from 2000 to 2001. Prior to that, he worked as the Chief Information Officer for the Baltimore Life Companies from 1998-2000 and the Senior Vice President, COO / CIO for Delta Life & Annuity from 1996-1998. Mr. Hydanus received a B.A. in Business Administration from Lakeland College and an A.A. in Information Systems from Madison Area Technical College. He also holds FLMI and ACS certifications and is in the process of earning his CLU/ChFC certifications.

     In connection with the election, Mr. Hydanus received a letter which set forth the terms of his employment with FIC (the "Employment Letter"). The Employment Letter provides that he may receive long-term incentives in the form of a grant of options to purchase 15,000 shares of FIC common stock at an exercise price equal to the fair market value on the date that the options are granted. The option provision is conditional upon the approval of an equity option plan by the shareholders of FIC. Accordingly, such options would be granted only following shareholder approval of the equity option plan and approval by the Company's Compensation Committee of a grant of options.

     The Employment Letter also provides that, if FIC terminates Mr. Hydanus' employment without Cause (as defined in the Employment Letter), or Mr. Hydanus terminates his employment for Good Reason (as defined in the Employment Letter), he will be entitled to a continuation of his salary payments for twelve months after the date of termination. If FIC terminates Mr. Hydanus without Cause, or he terminates his employment with Good Reason, at any time within twelve months of a Change of Control (as defined in the Employment Letter), he will be entitled to a continuation of his salary payments for twenty-four months after the date of termination.



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Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

         99.1 Offer of Employment Letter dated April 19, 2005







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FINANCIAL INDUSTRIES CORPORATION



Date: May 6, 2005                       By:        /s/ J. Bruce Boisture
                                            ____________________________________
                                            J. Bruce Boisture, President
                                             and Chief Executive Officer




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